UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2013

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 19, 2013, the registrant’s majority-owned subsidiary Changyou.com Limited (“Changyou”), through its wholly-owned subsidiary Heroic Vision Holdings Limited (“Changyou BVI”), entered into an investment agreement (the “Investment Agreement”) with Beijing Kunlun Tech Co., Ltd. (“Kunlun Beijing”), a company incorporated in the People’s Republic of China (“PRC”), and Beijing Kunlun’s wholly-owned subsidiaries Koram Games Limited, a Hong Kong company (“Kunlun HK”), Guangzhou Kunlun Online Information Tech Co., Ltd., a PRC company (“Kunlun Guangzhou”), and Kunlun Korea Co., Ltd, a South Korean company (“Kunlun Korea,” and together with Kunlun Beijing, Kunlun HK and Kunlun Guangzhou, the “Kalends Group”), pursuant to which Changyou will acquire, through Changyou BVI, 62.5% of the equity interests, on a fully-diluted basis, of a newly-created British Virgin Islands company (“Raidcall Newco”) that will hold, through subsidiaries, all of the assets associated with Raidcall (“Raidcall”), a free social communication platform currently operated by the Kalends Group through a series of websites (such assets, the “Raidcall Business”), for US$50 million in cash.

Pursuant to the Investment Agreement, the Kalends Group will transfer all of the assets associated with the Raidcall Business to a wholly-owned subsidiary of Raidcall Newco to be established in Hong Kong (“Raidcall HK”) and a wholly-owned subsidiary of Raidcall HK to be established in the PRC, and Changyou BVI will acquire equity interests in Raidcall Newco. Of the $50 million consideration paid by Changyou, $30 million will be paid to the Kalends Group and $20 million will be invested in Raidcall Newco. Effective upon the closing of the transaction, 15% of the equity interests of Raidcall Newco on a fully-diluted basis will be reserved for grants of equity incentive awards to key employees of Raidcall Newco, and Kunlun HK will hold the remaining 22.5% of the equity interests on a fully-diluted basis. The parties have agreed to customary representations, warranties, indemnities and covenants in the Investment Agreement.

At the closing of the transaction, Changyou BVI, Kunlun HK and Raidcall Newco will enter into a shareholder agreement pursuant to which Changyou BVI will have the right to designate three of the five directors of Raidcall Newco, including the chairman of the board, and Changyou BVI will have customary rights of first refusal with respect to proposed transfers of equity interests in Raidcall Newco by Kunlun HK. The shareholder agreement also specifies that if Raidcall Newco fails to achieve specified performance milestones for the month of December 2014, then Kunlun HK, any key employees of Raidcall Newco who hold equity interests in Raidcall Newco, and, under certain circumstances, Raidcall Newco will be required to transfer to Changyou BVI, without consideration, equity interests in Raidcall Newco in amounts sufficient to cause Changyou BVI’s equity interests to increase to 70% on a fully-diluted basis.

Changyou expects to complete the transactions contemplated by the Investment Agreement in December 2013, subject to regulatory approvals and other customary conditions.

A copy of the press release issued by the registrant on November 20, 2013 regarding the foregoing is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Exhibits.

99.1 Press release dated November 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November 21, 2013	SOHU.COM INC.

	By:	/S/ CAROL YU
Carol Yu
Co-President and Chief Financial Officer

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